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                                                                    EXHIBIT 10.3

                                     FORM OF
                            STRATEGIC MANAGEMENT TEAM
                        CHANGE OF CONTROL BONUS AGREEMENT


         THIS AGREEMENT is made and entered into as of May 9, 2001, by and between Packaged Ice, Inc., a Texas corporation ("PI"), and ____________ ("Executive");

WHEREAS, PI recognizes Executive's expertise in connection with Executive's employment by PI;

WHEREAS, PI desires to provide a special bonus in the event of a Change of Control (as hereinafter defined).

NOW, THEREFORE, in consideration of the following promises, mutual agreements and covenants and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.       Definition of Terms.

"Cause" shall mean:

                  (A) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, which shall include independently verified, unremedied substance abuse involving drugs or alcohol;

                  (B) action or inaction, which in the reasonable judgment of a majority of the Board of Directors of PI, constitutes willful dishonesty, larceny, fraud or gross negligence by Executive in the performance of Executive's duties to PI, or willful misrepresentation to shareholders, directors or officers of PI; or

                  (C) willful and repeated failure, after 10 business days notice, to materially follow the written policies of PI.

                  "Change of Control" shall after the date hereof mean (i) the sale of all or substantially all of the assets of PI and its subsidiaries; or
(ii) the acquisition, directly or indirectly, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933 (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 20 percent or more of either (a) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of PI entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided however, that the following acquisitions shall not constitute a Change of Control:

                  (A) any acquisition of voting securities directly from PI,

                  (B) any acquisition of voting securities by PI,

                  (C) any acquisition of voting securities by any employee benefit plan (or related trust) sponsored or maintained by PI or any corporation controlled by PI, or

                  (D) any acquisition of voting securities by any corporation pursuant to a reorganization, merger or consolidation which does not substantially change the proportional ownership in the Outstanding Company Common Stock and Outstanding Company Voting Securities prior to the reorganization.



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         "Change of Control Bonus" shall mean a lump sum payment equal to the sum of Executive's base salary for four months plus one-third of his Maximum Bonus Opportunity.

         "Good Reason" shall mean:

                  (A) notice in writing is given to Executive of Executive's relocation, without Executive's consent, to a place of business outside the Dallas-Fort Worth, Texas area, or

                  (B) a substantial diminution of Executive's responsibilities and compensation from those responsibilities in effect on the date hereof.

         "Maximum Bonus Opportunity" shall be calculated as follows: If the Change of Control occurs in the first half of the fiscal year, the Maximum Bonus Opportunity will be the greater of the bonus paid for the prior fiscal year or the bonus which is payable for the year in which the Change of Control takes place. If the Change of Control takes place in the second half of the fiscal year, the Maximum Bonus Opportunity will be the bonus which is payable for the year in which the Change of Control takes place.

         2. Change of Control. In the event of a Change of Control, PI shall pay to Executive the Change of Control Bonus within thirty (30) days of such Change of Control.

         3. Agreement Termination; Employment at Will. Other than the covenant not to compete set forth in Section 4 hereof which shall survive the termination of this Agreement, this Agreement shall terminate 90 days after the date of termination of Executive's employment, except in the case of Executive's termination for Cause or resignation other than for Good Reason, in which case this Agreement shall terminate on the last date of Executive's employment. Nothing in this Agreement is intended to limit PI's right or ability to terminate Executive's employment with or without Cause at any time or Executive's ability to resign Executive's employment with or without Good Reason.

         4. Covenant Not to Compete. As an inducement for PI to enter into this Agreement, and for good and valuable consideration including but not limited to access to confidential and proprietary information and trade secrets provided to Executive by PI, the receipt and sufficiency of which is hereby acknowledged, Executive agrees as follows: during the period commencing on the date of hereof and ending on the date which occurs twelve months after the termination of Executive's employment for any reason, Executive shall not, within 150 miles of any ice manufacturing or cold storage facility owned by PI or its subsidiaries,
(i) be employed by, or render any services to, any person, firm or corporation engaged in any business which is directly in competition with PI in the ice or cold storage businesses ("Competitive Business"); (ii) engage in any Competitive Business for his or its own account; (iii) be associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by PI while Executive was employed by PI; or (v) solicit, interfere with, or endeavor to entice away from PI, for the benefit of a Competitive Business, any of its customers or other persons with whom PI has a contractual relationship. Notwithstanding the foregoing, this provision shall not preclude Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

         5. Amendment; Waiver; Assignment. This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties. Any such modification, amendment or waiver on the part of PI shall have been previously approved by the Board. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be



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construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of any provision of this Agreement. This Agreement shall be binding upon any successor to PI, by merger or otherwise. PI may assign this Agreement to any of its affiliates. Executive may not assign the Agreement.

         6. Withholding. Payments to Executive of all compensation contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes and similar deductions. Additionally, if Executive owes any moneys to PI on the Severance Date, Executive's signature below constitutes Executive's written consent to deduct from any Severance Pay amounts that Executive owes PI.

         7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

         8. Supersedes Previous Agreements. This Agreement supersedes all previously executed employment agreements, prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof. All such other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder. Notwithstanding the foregoing, the letter agreement among PI and Executive dated April 19, 2001 shall remain in full force and effect.

         9. Voluntary Agreement. Executive understands the significance and consequences of this Agreement and acknowledges that PI has not coerced Executive's acceptance thereof, and has signed this Agreement only after full reflection and analysis. Executive expressly confirms that the Agreement is to be given full force and effect according to all of its terms. Executive was advised to seek legal counsel prior to signing the Agreement.

         10. Arbitration. Any controversy or claim arising out of or relating to
(i) this Agreement or the breach thereof, or (ii) the employment of Executive by PI (including without limitation termination of employment), shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Dallas, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable. Judicial proceedings may be commenced only to enforce this arbitration agreement or to enforce the results of arbitration; provided that such prohibition shall not apply in the event that a court ordered injunction is an appropriate remedy for a breach of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of PI and by Executive in Executive's individual capacity as of the date first written above.


PI:                                          PACKAGED ICE, INC.


                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------



Executive:
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